                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                KELLOGG COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [KELLOGG'S LOGO]

               KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

Dear Stockholder:

It is my pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of Kellogg Company. The meeting will be held at 1:00 p.m. on Friday, April 23, 1999, at the W.K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. Attendance at the Annual Meeting will be limited to stockholders only. If you plan to attend the meeting, please detach the Admission Ticket attached to your Proxy Card.

If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an Admission Ticket by writing to: Kellogg Company Shareholder Services, One Kellogg Square, Battle Creek, MI 49016-3599. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter. STOCKHOLDERS WITHOUT TICKETS WILL ONLY BE ADMITTED TO THE MEETING UPON VERIFICATION OF STOCK OWNERSHIP.

Stockholders needing special assistance at the meeting are requested to contact Shareholder Services at the address listed above.

Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign, and return your Proxy Card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend.


Sincerely,

/s/ Arnold G. Langbo

Arnold G. Langbo
Chairman of the Board
Chief Executive Officer

March 12, 1999

                                KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 23, 1999

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. on Friday, April 23, 1999, at the W.K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

        1. To elect four directors for a three-year term to expire at the 2002 Annual Meeting of Stockholders; and

        2. To take action upon any other matters that may properly come before the meeting and any adjournments of the meeting.

     Only stockholders of record at the close of business on March 1, 1999, will receive notice of and be entitled to vote at the meeting or any adjournments of the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                                RICHARD M. CLARK
                             Senior Vice President
                         General Counsel and Secretary

March 12, 1999

                                KELLOGG COMPANY

                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 23, 1999

SOLICITATION OF PROXY

     This Proxy Statement and the accompanying Proxy are furnished to stockholders of Kellogg Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held in Battle Creek, Michigan, on Friday, April 23, 1999, and any adjournments of the meeting. The enclosed Proxy is solicited by the Board of Directors of the Company.

MAILING DATE

     The Annual Report of the Company for 1998 including financial statements, the Notice of Annual Meeting, this Proxy Statement, and the Proxy were mailed to stockholders on March 12, 1999.

RECORD DATE

     The record date for determining stockholders entitled to vote at the Annual Meeting is March 1, 1999. Each of the 405,090,425 shares of common stock of the Company issued and outstanding on that date is entitled to one vote at the Annual Meeting.

COSTS

     The cost of preparing and mailing the Notice of Annual Meeting and Proxy Statement is borne by the Company. We have hired Morrow & Co., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees, and other fiduciaries. We expect the fees and expenses of Morrow & Co. to be approximately $17,000. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy soliciting materials to the beneficial owners of the common stock of the Company at our expense.

PROXY INSTRUCTIONS

     Please complete and sign the enclosed Proxy Card and return it to the Company. You may revoke your Proxy at any time before it is voted, by delivering a later-dated, properly executed Proxy, or in person at the Annual Meeting. Unless revoked, all properly executed Proxies received at or prior to the meeting will be voted according to their specifications. If you sign your Proxy Card, but do not give voting instructions, it will be voted "FOR" the election of directors as nominated and in the discretion of the persons named as the proxy if any other business should properly come before the meeting.

     When a properly executed Proxy is received, the shares represented thereby, including shares held under the Company's Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each stockholder's directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under the Company's Savings and Investment Plans.

REQUIRED VOTE

     The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum. Broker "non-votes" and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors. Shares not voted (whether by abstention, broker "non-votes," or otherwise) have no effect on the election. If any nominee is unable or declines to serve, Proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate this will occur.

                               SECURITY OWNERSHIP

     The following table shows each person who, based upon their most recent filings with the Securities and Exchange Commission, beneficially owns more than five percent (5%) of the Company's common stock.

                                                                                             PERCENT OF CLASS ON
                      BENEFICIAL OWNER                          SHARES BENEFICIALLY OWNED     DECEMBER 31, 1998
                      ----------------                          -------------------------    -------------------
W.K. Kellogg Foundation Trust(1)
  c/o The Bank of New York Company, Inc.
  One Wall Street
  New York, NY 10286                                              136,135,640 shares(2)             33.6
George Gund III
  1821 Union Street
  San Francisco, CA 94123                                          49,298,752 shares(3)             12.2

---------------
(1) The trustees of the W.K. Kellogg Foundation Trust (the "Trust") are Arnold
    G. Langbo, William C. Richardson, Jonathan T. Walton, and The Bank of New York. The W.K. Kellogg Foundation, a Michigan charitable corporation (the "Foundation"), is the sole beneficiary of the Trust. Under the terms of the Trust, if a majority of the trustees of the Trust (which majority must include The Bank of New York as corporate trustee) are unable to agree, the Foundation has the power to direct the voting of the common stock held in the Trust. With certain limitations, the Foundation also has the power to select or reject the selection of successor trustees of the Trust and to remove any trustee. The Trust requires that at least one trustee of the Trust be a trustee of the Foundation.

(2) Does not include 721,920 shares held in a trust in which both the Trust and the Foundation have present or contingent beneficial interests and does not include an additional 119,500 shares held in a trust in which the Foundation has present or contingent beneficial interests.

    The Bank of New York is a trustee of the Trust and shares voting and investment power with respect to shares owned by the Trust with the other three trustees. The Bank of New York has sole voting power for 212,332 shares, shared voting power for 137,643,866 shares (including those shares beneficially owned by the Trust), sole investment power for 171,492 shares, and shared investment power for 136,155,240 shares (including those shares beneficially owned by the Trust). The aggregate amount beneficially owned by The Bank of New York is 137,856,198 shares.

(3) George Gund III has sole power to vote or direct the vote of 224,000 shares, shared power to vote or direct the vote of 49,074,752 shares, and shared power to dispose or direct the disposition of 14,346,692 shares. Of the shares that Mr. Gund has shared power to vote and shared power to dispose, 11,730,000 are held by a nonprofit foundation of which George Gund III is one of five trustees and one of nine members, as to which shares Mr. Gund disclaims beneficial ownership. Gordon Gund, a director of the Company, is a brother of George Gund III and does not have any voting or investment power in any of the shares shown as beneficially owned by George Gund III.

    KeyCorp, as trustee for certain Gund family trusts, as well as other trusts, has sole voting power for 3,326,094 shares, shared voting power for 46,355 shares (including certain of the shares beneficially owned by George Gund
    III), sole investment power for 37,348,781 shares, and shared investment power for 993,152 shares. The aggregate amount beneficially owned by KeyCorp is 38,344,509 shares.

OFFICER AND DIRECTOR STOCK OWNERSHIP

     The following table shows the number of shares of common stock of the Company beneficially owned as of February 1, 1999, by each continuing director and nominee for director, each executive officer included in the Summary Compensation Table, and all directors and executive officers as a group.

                                  SHARES BENEFICIALLY
NAME                                     OWNED
----                              -------------------
Benjamin S. Carson...............          1,014
Carleton S. Fiorina..............          4,194
Donald G. Fritz(1)...............        304,592
Claudio X. Gonzalez(2)...........          8,774
Jean-Louis Gourbin(1)............        109,409
Gordon Gund(2)...................         12,419
Carlos M. Gutierrez(1)...........        401,974
Dorothy A. Johnson(2)............          1,107
Thomas A. Knowlton(1)............        454,827

                                  SHARES BENEFICIALLY
NAME                                     OWNED
----                              -------------------
William E. LaMothe...............        877,457
Arnold G. Langbo(1)(3)...........      1,824,827
Ann McLaughlin(2)................          9,127
J. Richard Munro(2)..............         10,455
Harold Poling....................          6,928
William C. Richardson(2)(3)......          2,459
Michael J. Teale(1)..............        286,079
Donald W. Thomason(1)............        450,228
John L. Zabriskie................          5,552
All directors and executive
  officers as a group(1)(4)......      6,256,589

---------------
(1) The number of shares shown in the table includes the following shares that certain executive officers of the Company may acquire by exercising options:
    Donald G. Fritz, 303,655; Jean-Louis Gourbin, 86,186; Carlos M. Gutierrez, 293,780; Thomas A. Knowlton, 430,517; Arnold G. Langbo, 1,570,231; Michael
    J. Teale, 248,501; Donald W. Thomason, 369,898; all directors and executive officers as a group, including the above named individuals, 4,484,295.

(2) Does not include the number of common stock units held at December 31, 1998, under the Deferred Compensation Plan for Non-Employee Directors as follows:
    Mr. Gonzalez, 3,447; Mr. Gund, 24,345; Ms. Johnson, 584; Ms. McLaughlin, 5,341; Mr. Munro, 2,138; and Dr. Richardson, 2,750. The units have no voting rights.

(3) Does not include shares owned by the Trust as to which Mr. Langbo and Dr. Richardson, as trustees of the Trust, share voting and investment power or shares as to which the Trust or the Foundation has present or contingent beneficial interests.

(4) Represents 1.5% of the Company's issued and outstanding common stock.

EXECUTIVE AND BOARD OF DIRECTOR STOCK OWNERSHIP GUIDELINES

     Consistent with the Company's efforts to link compensation to stockholder return, effective January 1, 1998, the Board adopted Executive and Board of Director Stock Ownership Guidelines (the "Guidelines") requiring ownership of shares of the Company's common stock in the following respective amounts:

Chief Executive Officer.................    500% of Salary
Executive Vice Presidents...............    350% of Salary
Senior Vice Presidents..................    250% of Salary
Vice Presidents.........................    150% of Salary
Board of Directors......................    10X annual retainer

     Executives and directors have until January 1, 2001, to meet the Guidelines.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and greater-than-10% stockholders to file reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to the Company, we believe that all of these reporting persons complied with their filing requirements for 1998, except that Mrs. Fiorina was late in filing a Form 4 relating to one purchase transaction.

PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Amended Restated Certificate of Incorporation and the Bylaws of the Company provide that the Board of Directors shall be comprised of not less than seven nor more than fifteen directors divided into three classes as nearly equal in number as possible and that each director shall be elected for a term of three years with the term of one class expiring each year. There are currently fourteen members of the Board. Donald H. Rumsfeld, a director of the Company since 1985, will not be seeking re-election to the Board. The Company would like to thank Mr. Rumsfeld for his years of dedicated service.

     Four directors are to be elected at the Annual Meeting to serve for a term ending at the 2002 Annual Meeting of Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOLLOWING NOMINEES: Claudio X. Gonzalez, Carlos M. Gutierrez, William C. Richardson, and John L. Zabriskie. Each nominee was proposed by the Nominating and Corporate Governance Committee for consideration by the Board and presentment to the stockholders.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

CLAUDIO X. GONZALEZ. Mr. Gonzalez, age 64, has served as a director of the Company since 1990. In 1973, he was named Chairman of the Board and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V., a producer of consumer disposable tissue products, writing and other papers, and pulp. He is a director of Kimberly-Clark Corporation; General Electric Company; Planet Hollywood International, Inc.; Banco Nacional de Mexico; Grupo Industrial ALFA; Grupo Modelo; Grupo Carso; Grupo Televisa; Telefonos de Mexico; and The Mexico Fund. Mr. Gonzalez is also an advisory director of Unilever PLC and he is on the J.P. Morgan International Advisory Council.

CARLOS M. GUTIERREZ. Mr. Gutierrez, age 45, was elected a director at a special meeting of the Board on January 4, 1999. Mr. Gutierrez is President and Chief Operating Officer of the Company, a position he has held since June 1998. Mr. Gutierrez joined Kellogg de Mexico in 1975. In 1993, Mr. Gutierrez was promoted to Executive Vice President, Kellogg USA Inc. and General Manager, Kellogg USA Cereal Division. He was appointed Executive Vice President and President, Kellogg Asia-Pacific in 1994 and Executive Vice President - Business Development in 1996.

WILLIAM C. RICHARDSON. Dr. Richardson, age 58, has served as a director of the Company since 1996. He is President and Chief Executive Officer and a member of the Board of Trustees of the W.K. Kellogg Foundation and a trustee of the W.K. Kellogg Foundation Trust. Before joining the Foundation in 1995, Dr. Richardson had been President of The Johns Hopkins University in Baltimore, Maryland, since 1990. He is a director of CSX Corporation and The Bank of New York Company, Inc.

JOHN L. ZABRISKIE. Dr. Zabriskie, age 59, has served as a director of the Company since 1995. He is Chairman and Chief Executive Officer of NEN Life Science Products Inc., a manufacturer of specialty biochemicals. From January 1994 to November 1995, Dr. Zabriskie served as Chairman of the Board and Chief Executive Officer of The Upjohn Company, and from November 1995 to January 1997, Dr. Zabriskie served as President and Chief Executive Officer of Pharmacia & Upjohn, Inc. From 1993 to 1994, Dr. Zabriskie was Executive Vice President of Merck & Co., Inc. Dr. Zabriskie is a director of Apex Bioscience, Inc.; The Stroh Companies, Inc.; Biomira, Inc.; and AlphaGene, Inc.

CONTINUING DIRECTORS TO SERVE UNTIL THE 2001 ANNUAL MEETING

BENJAMIN S. CARSON. Dr. Carson, age 47, has served as a director of the Company since 1997. He is Director of Pediatric Neurosurgery, The Johns Hopkins Medical Institutions, a position he has held since 1984.

GORDON GUND. Mr. Gund, age 59, has served as a director of the Company since 1986. He is Chairman and Chief Executive Officer of Gund Investment Corporation, which manages diversified investment activities. Mr. Gund is the principal owner of the Cleveland Cavaliers NBA team; principal owner and Chairman of Nationwide Advertising Service, Inc., a recruitment advertising agency; and Chairman of the Board of Governors of the National Basketball Association. He is a director of Corning Incorporated.

DOROTHY A. JOHNSON. Ms. Johnson, age 58, has served as a director of the Company since April 1998. She is President and Chief Executive Officer of the Council of Michigan Foundations, a position she has held since 1975. She has been a member of the Board of Trustees of the W.K. Kellogg Foundation since 1980. Ms. Johnson is a director of National City Corporation and the Corporation for National Service.

WILLIAM E. LAMOTHE. Mr. LaMothe, age 72, has served as a director of the Company since 1972. He retired as Chairman of the Board and Chief Executive Officer of the Company in 1991, and had been employed by the Company since 1950. He is a member of the Board of Trustees of the W.K. Kellogg Foundation.

ANN MCLAUGHLIN. Ms. McLaughlin, age 57, has served as a director of the Company since 1989. She is Chairman of The Aspen Institute, a nonprofit organization. She served as President of the Federal City Council in Washington, D.C., a nonprofit organization, from 1990 to 1995. She is a director of AMR Corporation (the parent company of American Airlines); General Motors Corporation; Nordstrom, Inc.; Host Marriott Corporation; Union Camp Corporation; Fannie Mae; Harman International Industries, Incorporated; Vulcan Materials Company; and Donna Karan International Inc.

CONTINUING DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING

CARLETON S. FIORINA. Mrs. Fiorina, age 44, has served as a director of the Company since 1997. She is Group President, Global Service Provider Business, Lucent Technologies Inc., a communications systems and technology company. She has held this position since October 1997. From October 1996 to October 1997, she was President of Lucent Technologies' Consumer Products business. From January 1996 to October 1996, she was Executive Vice President, Corporate Operations. From January 1995 to January 1996, she was President, North America in the Network Systems Group of AT&T. Lucent Technologies was created in 1996 when AT&T split into three separate companies. From July 1994 to January 1995, she was President, Atlantic and Canada Region within the Network Systems Group of AT&T. Prior to that time, Mrs. Fiorina held a number of senior positions with AT&T.

ARNOLD G. LANGBO. Mr. Langbo, age 61, has served as a director of the Company since 1990, and has been Chairman of the Board and Chief Executive Officer since 1992. He has been employed by the Company since 1956. Mr. Langbo is a trustee of the W.K. Kellogg Foundation Trust, and a director of Johnson & Johnson; Atlantic Richfield Company; and Whirlpool Corporation.

J. RICHARD MUNRO. Mr. Munro, age 68, has served as a director of the Company since 1990. Since 1996, he has served as Chairman of Genentech Inc., a biotechnology company. Prior thereto, he was Co-Chairman and Co-Chief Executive Officer of Time Warner Inc. Mr. Munro is a director of Mobil Corporation; Sensormatic Electronics; and K Mart Corporation.

HAROLD A. POLING. Mr. Poling, age 73, has served as a director of the Company since 1993. In 1993, Mr. Poling retired as Chairman of the Board and Chief Executive Officer of Ford Motor Company, an automobile manufacturing company, a position he had held since 1990. He is a director of Shell Oil Company; Meritor Automotive, Inc.; Thermadyne Holdings Corporation; Karrington Health, Inc.; and Flint Ink Corporation.

                          ABOUT THE BOARD OF DIRECTORS

     The Board of Directors has the following standing committees: Executive Committee, Audit Committee, Social Responsibility Committee, Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee.

     The Executive Committee is generally empowered to act on behalf of the Board. The Executive Committee did not meet in 1998. The members the Executive Committee are Mr. Langbo, Chairman, Mr. Gund, Mr. Poling, Dr. Richardson, and Mr. Rumsfeld.

     The Audit Committee reviews the accounting principles, the controls and scope of the audit practices of the Company, and makes reports and recommendations to the Board on those matters and with respect to the independent auditor and internal auditors. It met two times in 1998. The members of the Audit Committee are Ms. McLaughlin, Chairman, Dr. Carson, Ms. Johnson, Mr. LaMothe, and Mr. Poling.

     The Social Responsibility Committee investigates and reviews the manner in which the Company discharges its social responsibilities and recommends to the Board policies, programs, and procedures it deems appropriate to enable the Company to carry out and discharge fully its social responsibilities. It met one time in 1998. The members of the Social Responsibility Committee are Mr. Munro, Chairman, Dr. Carson, Ms. Johnson, and Dr. Richardson.

     The Compensation Committee reviews recommendations for compensating management personnel, determines compensation of the Chief Executive Officer, and provides advice and recommendations to the Board on these subjects. It met three times in 1998. The members of the Compensation Committee are Mr. Gonzalez, Chairman, Mrs. Fiorina, Mr. Gund, Mr. Munro, and Dr. Zabriskie.

     The Finance Committee reviews and makes recommendations to the Board regarding the financial and capital structure of the Company, borrowing commitments, and other significant financial matters. It met two times in 1998. The members of the Finance Committee are Mr. Rumsfeld, Chairman, Mrs. Fiorina, Mr. Gonzalez, Dr. Richardson, and Dr. Zabriskie.

     The Nominating and Corporate Governance Committee advises the Board on corporate governance issues, investigates and reviews the qualifications of candidates, recommends nominees to the Board, and reviews the functioning of the Board and the fulfillment of its duties and responsibilities. It met eight times in 1998. The members of the Nominating and Corporate Governance Committee are Mr. Gund, Chairman, Mr. LaMothe, Ms. McLaughlin, Mr. Poling, and Mr. Rumsfeld.

     The Board held seven meetings in 1998. All of the directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the directors were members during 1998.

NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

     Each non-employee director receives an annual retainer fee of $25,000; $1,000 for each meeting of the Board or committee of the Board attended; $4,000 if he or she served as Chairman of a committee; and reimbursement for all expenses incurred in attending such meetings.

     Under the Stock Compensation Program for Non-Employee Directors, 1,000 shares of common stock are awarded to all eligible non-employee directors following each annual meeting. These shares are placed in the Kellogg Company Grantor Trust for Non-Employee Directors (the "Grantor Trust"). Under the terms of the Grantor Trust, shares are available to a director only upon termination of service on the Board.

     Under the Deferred Compensation Plan for Non-Employee Directors, non-employee directors may each year irrevocably elect to defer all or a portion of their cash compensation payable for the ensuing year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of the Company's common stock. If dividends are declared by the Board, a fractional unit representing the dividend is credited to the account of each participating director. A participant's account balance is paid in cash upon termination of service as a director, over a period from one to ten years, at the election of the director.

     The Company maintains Director and Officer Liability Insurance, individually insuring the directors and officers of the Company against losses that they become legally obligated to pay resulting from their actions while performing duties on behalf of the Company. The Company also maintains travel accident insurance for each director.

     Prior to December 1995, the Company had a Director's Charitable Awards Program, in which each director could name up to four organizations to which the Company would contribute an aggregate of $1 million upon the death of the director. In 1995, the Board voted to discontinue this program for directors first elected after December 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information concerning the compensation of the Company's Chief Executive Officer and certain other executive officers for the last three years.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                            ANNUAL COMPENSATION             ------------
                                                    ------------------------------------     SECURITIES
                NAME AND                                                    OTHER ANNUAL     UNDERLYING      ALL OTHER
               PRINCIPAL                             SALARY       BONUS     COMPENSATION      OPTIONS       COMPENSATION
                POSITION                    YEAR     ($)(1)      ($)(2)        ($)(3)          (#)(4)          ($)(5)
               ---------                    ----     ------      ------     ------------     ----------     ------------
A. G. Langbo                                1998    1,027,500        -0-           --         597,704          10,493
  Chief Executive Officer                   1997      980,000    665,754           --         681,339          10,200
                                            1996      932,500    315,000           --         697,854           8,920
C. M. Gutierrez                             1998      467,500     59,890           --         220,517          11,493
  President                                 1997      390,000    118,640           --         170,572          10,433
                                            1996      348,750    147,000      141,491          54,496           8,943
D. W. Thomason                              1998      461,250     36,660           --         178,984          10,793
  Executive Vice President                  1997      431,250    294,840           --         200,875          10,300
                                            1996      410,000    120,000           --         172,430           8,827
J. L. Gourbin                               1998      319,834    123,900      111,141          64,091          10,973
  Executive Vice President                  1997      288,000    115,632      108,028          62,978          10,547
                                            1996      233,250     69,000       80,815           8,500          10,033
M. J. Teale                                 1998      338,250     82,560           --          96,275          10,713
  Senior Vice President                     1997      316,500    154,836           --          45,000          10,320
                                            1996      296,750     87,500           --          32,589          10,127
T. A. Knowlton                              1998      425,000        -0-           --         230,751         155,827(6)
  Former Executive Vice President           1997      535,000    235,303           --         149,150          10,333
                                            1996      507,500    150,000           --         155,800           8,800
D. G. Fritz                                 1998      343,750        -0-      165,221         136,421         132,287(6)
  Former Executive Vice President           1997      430,000    275,890      109,376         131,959          10,333
                                            1996      406,250    114,000      151,785         134,560          10,193

---------------
(1) Under the Executive Compensation Deferral Plan (further described under the heading Salaries on page 12 of this Proxy Statement), $77,500 of Mr. Langbo's 1998 salary and $30,000 of his 1997 salary (the amount over $950,000) is deferred until his retirement.

(2) Under the Company's Bonus Replacement Stock Option Plan (further described under the heading Long-Term Incentives on pages 12-13 of this Proxy Statement), senior executives of the Company may annually elect to forego all, or a portion, of their annual cash bonus and receive stock options. The amount of any bonus foregone is not included in the Summary Compensation Table. Options granted under the Bonus Replacement Stock Option Plan vest immediately. For 1997, Mr. Langbo elected to forego 15% of his annual cash bonus ($117,486), Mr. Gutierrez elected to forego 50% of his annual cash bonus ($118,641), Mr. Gourbin elected to forego 20% of his annual cash bonus ($28,908), Mr. Teale elected to forego 25% of his annual cash bonus ($51,612), and Mr. Knowlton elected to forego 35% of his annual cash bonus ($126,702).

(3) Represents payments to or on behalf of Mr. Gutierrez, Mr. Gourbin, and Mr. Fritz primarily under the Company's Expatriate Compensation Program. Mr. Gutierrez's compensation included a housing allowance (net of Mr. Gutierrez's contribution) of $61,640 in 1996. Mr. Gourbin's compensation included a housing allowance (net of Mr. Gourbin's contribution) of $42,882 in 1998, $46,269 in 1997, and $37,246 in 1996, and a company-provided automobile valued at $28,627 in 1997. Mr. Fritz's compensation included a housing allowance (net of Mr. Fritz's contribution) of $58,636 in 1998, $54,110 in 1997, and $69,765 in 1996, a company-provided automobile valued at $27,888 in 1997, and a schooling allowance of $66,051 in 1998 and $38,863 in 1996.

(4) New stock options were granted in 1998, 1997, and 1996, respectively, in the amounts of 354,370, 274,400, and 320,000 options to Mr. Langbo (including 13,370 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997, and 15,000 options granted in March 1997 and 20,000 options granted in March 1996 in lieu of a portion of his bonus for 1996 and 1995); 123,505, 60,000, and 48,000 options to Mr. Gutierrez
    (including 13,505 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997); 100,000, 64,000, and 64,000 options to Mr. Thomason; 43,290, 48,000, and 17,000 options to Mr. Gourbin (including 3,290 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997); 60,875, 45,000, and 40,000 options to Mr. Teale (including 5,875 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997); 144,420, 74,000, and 100,000 options to Mr. Knowlton (including 14,420 options granted under the Bonus Replacement Stock Option Plan in lieu of a portion of his bonus for 1997); and 85,000, 50,000, and 70,000 options to Mr. Fritz. All other options granted to such persons were accelerated ownership feature ("AOF") options. An AOF option is granted when Company stock is surrendered to pay the exercise price of a stock option and related taxes. The holder of the option is granted an AOF option for the number of shares surrendered. For AOF options, the expiration date is not changed, and the option price is the fair market value of the Company's stock on the date the AOF option is granted.

(5) Except as described in footnote (6) below, these amounts represent Company matching contributions on behalf of each named individual to the Kellogg Company Salaried Savings and Investment Plan.

(6) Pursuant to separate agreements entered into with the Company effective October 1, 1998, Mr. Knowlton and Mr. Fritz resigned their positions as executive officers with the Company. Under the agreement with Mr. Knowlton, in consideration of, among other things, a covenant not to compete, Mr. Knowlton was paid $48,333.33 per month for October, November, and December 1998 and will be paid $33,833.33 per month from January 1999 through June 2001. Under the agreement with Mr. Fritz, in consideration of, among other things, a covenant not to compete, Mr. Fritz was paid $39,166.66 per month for October, November, and December 1998 and will be paid $18,277.78 per month from January 1999 through September 2002.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted during 1998 to the persons named in the Summary Compensation Table.

                                                     INDIVIDUAL GRANTS
                               --------------------------------------------------------------
                                 NUMBER OF         % OF TOTAL
                                 SECURITIES          OPTIONS                                         GRANT
                                 UNDERLYING        GRANTED TO                                        DATE
                                  OPTIONS           EMPLOYEES       EXERCISE                        PRESENT
                                  GRANTED           IN FISCAL         PRICE        EXPIRATION        VALUE
            NAME                   (#)(1)           YEAR (%)        ($/SHARE)         DATE          ($)(2)
            ----                 ----------        ----------       ---------      ----------       -------
A. G. Langbo                   New Options(3)
                                  354,370             5.18           43.9375         3/13/08       3,739,808
                                AOF Options
                                   39,823             0.58           40.5937         1/29/03         297,546
                                  203,511             2.98           40.5937         3/14/07       1,520,573
C. M. Gutierrez                New Options(3)
                                   40,000             0.59           40.1875         6/23/08         295,880
                                   83,505             1.22           43.9375         3/13/08         881,262
                                AOF Options
                                   17,003             0.25           44.9375         1/29/03         141,479
                                   14,940             0.22           44.9375         1/21/04         124,313
                                   23,480             0.34           44.9375         1/20/05         195,372
                                   41,589             0.61           44.9375         3/15/06         346,054
D. W. Thomason                  New Options
                                  100,000             1.46           43.9375         3/13/08       1,055,340
                                AOF Options
                                    2,847             0.04           40.5937         3/15/00          21,272
                                   24,686             0.36           40.5937         1/21/04         184,446
                                   51,451             0.75           40.5937         3/14/07         384,426
J. L. Gourbin                  New Options(3)
                                   43,290             0.63           43.9375         3/13/08         456,857
                                AOF Options
                                    9,172             0.13           44.3437         3/15/06          75,310
                                   11,629             0.17           44.3437         3/14/07          95,485

                                                            INDIVIDUAL GRANTS
                               ----------------------------------------------------------------------------
                                 NUMBER OF         % OF TOTAL
                                 SECURITIES          OPTIONS                                         GRANT
                                 UNDERLYING        GRANTED TO                                        DATE
                                  OPTIONS           EMPLOYEES       EXERCISE                        PRESENT
                                  GRANTED           IN FISCAL         PRICE        EXPIRATION        VALUE
            NAME                   (#)(1)           YEAR (%)        ($/SHARE)         DATE          ($)(2)
            ----                 ----------        ----------       ---------      ----------       -------
M. J. Teale                    New Options(3)
                                   60,875             0.89           43.9375         3/13/08         642,438
                                AOF Options
                                    3,577             0.05           40.8750        11/30/98          25,410
                                   11,811             0.17           40.8750         1/24/02          83,901
                                   20,012             0.29           40.8750         1/21/04         142,157
T. A. Knowlton                 New Options(3)
                                  144,420             2.11           43.9375         3/13/08       1,524,122
                                AOF Options
                                    1,449              .02           44.9375         1/24/02          12,057
                                   24,805             0.36           44.9375         1/29/03         206,397
                                   15,457             0.23           44.9375         1/21/04         128,615
                                   44,620             0.65           44.9375         1/20/05         371,274

D. G. Fritz                     New Options
                                   85,000             1.24           43.9375         3/13/08         897,039

                                AOF Options
                                    4,020             0.06           40.8125        11/30/98          30,198
                                    5,785             0.08           40.8125         1/24/01          43,457
                                    4,266             0.06           40.8125         1/24/02          32,046
                                   15,644             0.23           40.8125         1/20/05         117,518
                                   21,706             0.32           40.8125         3/14/07         163,055

---------------
(1) Stock Options granted under the 1991 Kellogg Company Key Employee Long-Term Incentive Plan (the "1991 Incentive Plan"). The new options have an exercise price equal to the fair market value of the common stock on the date of grant, generally expire ten years and one day after grant, and include (a) the right to pay the exercise price in cash or with shares of stock previously acquired by the optionee; (b) the right to have shares of stock withheld by the Company to pay tax withholding obligations due in connection with the exercise; and (c) the right to receive an AOF option as described in footnote (4) on pages 7-8 of this Proxy Statement. The new options vest as follows: 50% of the options granted vest one year after the date of grant and 50% vest two years after the date of grant, except that options granted under the Bonus Replacement Stock Option Plan vest immediately.

(2) Grant date present value is determined using the Black-Scholes model. The model makes assumptions about future variables, so the actual value of the options may be greater or less than the values stated in the table. For new options, the calculations assume a dividend yield of 2.00%, volatility of approximately 21%, and a risk-free rate of return of 5.54% based on the U.
    S. Treasury bill rate for three-year maturities on the grant date. For AOF options, the calculations assume a dividend yield of 2.00%, volatility of approximately 21%, and a risk-free rate of return between 4.37% and 5.66% based on the U. S. Treasury bill rate for three-year maturities on the grant date. In view of the Company's experience and the inherent motivation to exercise options early in their terms because of the accelerated ownership feature, options were assumed to be outstanding for three years at the time of exercise. Optionees may decide to exercise their options either earlier or later than this assumed period, resulting in different values from those shown in the table. No downward adjustments were made to the resulting grant date option value to account for potential forfeiture of these options.

(3) Includes options granted under the Bonus Replacement Stock Option Plan in the following respective amounts: Mr. Langbo, 13,370 options; Mr. Gutierrez, 13,505 options; Mr. Gourbin, 3,290 options; Mr. Teale, 5,875 options; and Mr. Knowlton, 14,420 options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the pre-tax value realized from the exercise of stock options during 1998 and the value of unexercised in-the-money options held at December 31, 1998, by the persons named in the Summary Compensation Table.

                                                                                NUMBER OF SHARES
                                                                             UNDERLYING UNEXERCISED
                                        SHARES                           OPTIONS AT FISCAL YEAR-END(#)
                                     ACQUIRED ON           VALUE         ------------------------------
               NAME                 EXERCISE(#)(1)      REALIZED($)      EXERCISABLE      UNEXERCISABLE
               ----                 --------------      -----------      -----------      -------------
A. G. Langbo                           267,819           1,855,966        1,229,231          341,000
C. M. Gutierrez                        106,869             830,940          183,780          110,000
D. W. Thomason                          84,796             440,376          269,898          100,000
J. L. Gourbin                           23,409             202,800           46,186           40,000
M. J. Teale                             41,574             466,653          193,501           55,000
T. A. Knowlton                          96,856             877,372          305,547          130,000
D. G. Fritz                             56,461             360,541          222,933           85,000

                                        VALUE OF UNEXERCISED,
                                             IN-THE-MONEY
                                    OPTIONS AT FISCAL YEAR-END($)
                                    ------------------------------
               NAME                 EXERCISABLE      UNEXERCISABLE
               ----                 -----------      -------------
A. G. Langbo                              -0-             -0-
C. M. Gutierrez                           -0-             -0-
D. W. Thomason                            -0-             -0-
J. L. Gourbin                             -0-             -0-
M. J. Teale                           103,421             -0-
T. A. Knowlton                            -0-             -0-
D. G. Fritz                               -0-             -0-

---------------
(1) Shares acquired on exercise are gross amounts, not reduced for shares surrendered as payment on exercise of options. Messrs. Langbo, Gutierrez, Thomason, Gourbin, Teale, Knowlton, and Fritz had net increases of 45,721, 18,493, 10,850, 4,574, 11,418, 19,526, and 8,837 shares resulting from their surrender of 222,098, 88,376, 73,946, 18,835, 30,156, 77,330, and 47,624
    shares, respectively, as payment on exercise of options.

KELLOGG COMPANY RETIREMENT PLANS

     Retirement benefits under the Kellogg Company Salaried Pension Plan (the "Pension Plan"), a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the "Code"), are payable to salaried employees who have vested upon retirement at age 65 or in reduced amounts upon earlier retirement prior to age 65 in accordance with the Pension Plan. Benefits are based upon credited years of service and average annual compensation (salary and bonus) for the three consecutive years during the last ten years of employment producing the greatest average. Benefits are reduced by a portion of the retiree's Social Security-covered compensation and, for retirees who were participants of a previous profit sharing plan, by certain amounts accrued pursuant to that plan. The Company also maintains a Supplemental Retirement Plan and an Excess Benefit Retirement Plan that provide for payment of benefits to all participants in the Pension Plan equal to the benefits that would have been payable under the Pension Plan but for certain limitations imposed by the Code. Estimated annual benefits payable upon retirement to persons of the specified compensation and years of credited service classifications, as reduced by Social Security benefits (assuming their present levels), are as shown in the following table. Such amounts assume payments in the form of a straight life annuity and include the payment of benefits under the Company's Supplemental Retirement Plan and Excess Benefit Retirement Plan.

     At December 31, 1998, credited years of service under the Pension Plan for the executive officers named in the Summary Compensation Table were: Mr. Langbo, 42 years; Mr. Gutierrez, 23 years; Mr. Thomason, 32 years; Mr. Gourbin, 13 years; Mr. Teale, 32 years; Mr. Knowlton, 19 years; and Mr. Fritz, 19 years. The compensation covered by the pension plans is equal to the amounts shown in the Summary Compensation Table as Salary and Bonus, including any amount of salary deferred pursuant to the Executive Compensation Deferral Plan (see footnote (1) on page 7 of this Proxy Statement) and any bonus forgone pursuant to the Bonus Replacement Stock Option Plan (see footnote (2) on page 7 of this Proxy Statement).

                                                                       YEARS OF SERVICE
                                                                       ----------------
              REMUNERATION                    15             25              30              40              45
              ------------                    --             --              --              --              --
$  300,000...............................  $ 66,029      $  110,049      $  132,058      $  176,568      $  199,068
$  500,000...............................  $111,029      $  185,049      $  222,058      $  296,568      $  334,068
$  750,000...............................  $167,279      $  278,799      $  334,558      $  446,568      $  502,818
$1,000,000...............................  $223,529      $  372,549      $  447,058      $  596,568      $  671,568
$1,500,000...............................  $336,029      $  560,049      $  672,058      $  896,568      $1,009,068
$2,000,000...............................  $448,529      $  747,549      $  897,058      $1,196,568      $1,346,568
$3,000,000...............................  $673,529      $1,122,549      $1,347,058      $1,796,568      $2,021,568

     The Company has an International Retirement Plan ("IRP") to provide supplemental death, disability, and retirement benefits to certain Company employees who, at the Company's request, serve with one or more of the

Company's international subsidiaries and, consequently, do not otherwise accrue the same level of benefits which would have accrued had their employment with the Company been continuous in the United States. Participants in the IRP are those designated by the Company or any participating subsidiary if approved by a committee appointed by the Chairman of the Board. Covered compensation and the calculation of average annual compensation under the IRP are generally the same as under the Pension Plan. At December 31, 1998, Mr. Langbo had 42 years of credited service, Mr. Gourbin had 13 years of credited service, and Mr. Fritz had 19 years of credited service under the IRP. Annual benefits payable under the IRP are offset by the value of certain other Company or subsidiary pension programs, government-sponsored benefits, e.g., Social Security or state-mandated termination benefits, and Company or subsidiary contributions to savings or thrift programs. Estimated annual benefits payable upon retirement of Mr. Langbo, Mr. Gourbin, and Mr. Fritz, assuming the specified compensation and years of credited service, without the offsets described above, are as shown in the following table. Such amounts assume payments in the form of a straight life annuity.

                                                                       YEARS OF SERVICE
                                                                       ----------------
              REMUNERATION                    15             25              30              40              45
              ------------                    --             --              --              --              --
$  300,000...............................  $ 89,400      $  143,400      $  170,400      $  224,400      $  251,400
$  500,000...............................  $149,000      $  239,000      $  284,000      $  374,000      $  419,000
$  750,000...............................  $223,500      $  358,500      $  426,000      $  561,000      $  628,500
$1,000,000...............................  $298,000      $  478,000      $  568,000      $  748,000      $  838,000
$1,500,000...............................  $447,000      $  717,000      $  852,000      $1,122,000      $1,257,000
$2,000,000...............................  $596,000      $  956,000      $1,136,000      $1,496,000      $1,676,000
$3,000,000...............................  $894,000      $1,434,000      $1,704,000      $2,244,000      $2,514,000

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of non-employee, independent directors and is responsible for the establishment and oversight of executive compensation policies. The Company's executive compensation program is significantly linked to stockholder return and the emphasis is on pay for performance with individual, operational area, and corporate performance on a short- and long-term basis as the major considerations.

     The Company's objective in developing its officer compensation plans is to attract, retain, and motivate high-caliber executives needed to deliver superior performance that enhances stockholder value by providing performance-based total compensation opportunities (base salary, annual bonus, and long-term incentives) targeted at the 50th percentile of the Company's comparison of peer group companies.

COMPENSATION PRINCIPLES

     To achieve the Company's objectives, the Committee's review of executive compensation incorporates the following compensation principles:

     - Compensation should encourage behavior that exemplifies the values that the Company believes are essential in building long-term growth in volume and profit, enhancing its worldwide leadership position, and providing increased value for stockholders. These shared values are profit and growth, people, consumer satisfaction and quality, integrity and ethics, and social responsibility.

     - Compensation should be competitive with comparable organizations and should reward performance and contribution to the Company's objectives.

     - As employees assume greater responsibilities, a larger proportion of their total compensation will be "at-risk" incentive compensation (both short- and long-term), subject to individual, operational area, and corporate performance measures.

     - Continuous improvement is expected in the defined targets and measures.

     - Stock options are an effective method of aligning the interests of employees and stockholders and encouraging employees to think and act like owners.

     The Committee believes that a compensation program guided by these basic principles should work to ensure present and future leadership performance that will result in optimal returns to the Company's stockholders over time. The executive compensation program is composed of three key elements: base salary, annual bonus, and long-term incentives. Each of these components is described below.

SALARIES

     Salaries are determined by a process that includes evaluating levels of responsibility and utilizing competitive surveys to determine appropriate salary ranges. The Company uses a job evaluation process to develop the relative value of each position. Salary increases are determined by evaluating individual performance against pre-established business objectives. For the majority of executive positions salary ranges are targeted at the 75th percentile of a compensation survey covering approximately 200 industrial companies with over one billion dollars in annual revenues (the "Compensation Survey"). In selected situations, including in its international operations, the Company may utilize other marketplace surveys to determine salary ranges.

     Additionally, another compensation survey covering salary, annual bonus, long-term incentives, benefits, and perquisites (the "Second Survey") was used to ensure that the Company's total compensation package for senior executives was competitive. The Second Survey consisted of 20 comparable organizations among which the Company competes for executive talent, including most of the companies comprising the S&P Food Index, the performance of which is reflected on the "Stock Performance Graph" on page 14 of this Proxy Statement. This Second Survey was utilized to confirm that the Company's total compensation package design for senior executives would be equivalent to the 50th percentile for comparable companies. The Committee believes that the companies included in both surveys provide a reasonable base of comparable organizations.

     For 1999, the Committee adopted management's recommendation to maintain salary ranges at 1998 levels and not to grant any merit or general increases to the Company's officers.

     Pursuant to the Executive Compensation Deferral Plan, a plan designed to ensure that compensation is deductible under Section 162(m) of the Internal Revenue Code, the portion of any executive's salary that is over $950,000 is automatically deferred and credited to an account in the form of units equivalent to the fair market value of the Company's common stock and is payable upon retirement.

ANNUAL BONUSES

     Target Bonuses are a percentage of the executive's base salary and are determined using as an objective the 75th percentile of the Compensation Survey. The Target Bonus is adjusted for appropriate corporate, operational area, and individual performance factors, given the functions of the particular executive. Corporate performance was determined by a weighted combination of targeted earnings per share and economic profit. Bonuses may range from 0% to 150% of the Target Bonus.

     In addition, the Company has a Senior Executive Officer Performance Bonus Plan (the "Performance Bonus Plan") that is a performance-based plan intended to meet the deductibility requirements of Section 162(m). The Performance Bonus Plan is administered by the Compensation Committee and awards are based on the achievement of pre-established performance factors, including long-term financial and non-financial objectives. With respect to the Chief Executive Officer ("CEO"), the factors are the same as those utilized by the Committee in its annual determination of his performance. The total of all bonuses granted under the Performance Bonus Plan shall not exceed 3/4 of 1% of the annual net income of the Company. No bonuses were paid under the Performance Bonus Plan in 1998.

     For 1998, the Committee adopted management's recommendation to apply the factors set forth above and, accordingly, bonuses for the Company's officers have been reduced significantly.

LONG-TERM INCENTIVES

     The Company's long-term incentive program consists of grants of options to purchase shares of the Company's common stock under the 1991 Incentive Plan. Compensation pursuant to stock options is tied directly and exclusively to stock performance so that each stockholder must benefit before the optionee can receive any benefit from the option. The 1991 Incentive Plan is designed to attract, retain, and reward key employees of the Company and strengthen the mutuality of interest between key employees and the stockholders of the Company. Stock option targets are established by determining the 50th percentile value of all long-term incentives provided at various levels of responsibility based on the Second Survey. For the purpose of determining long-term incentives, the Committee believes that the Second Survey is an appropriate survey base of comparable companies providing long-term incentives among which the Company competes for executive talent. Individual performance, as determined by the Company's performance management process, is used to modify the target award. Under the 1991 Incentive Plan, no individual may be granted more than one million options in any fiscal year.

     The number of options to be granted in 1999 to all of the Company's officers will be reduced significantly below the established targets as described above.

     Pursuant to the Company's Bonus Replacement Stock Option Plan, senior executives of the Company may annually elect to forego all, or a portion, of their annual bonus and receive stock options under the Company's 1991 Incentive Plan. The formula for determining the number of options each senior executive receives is determined by the Committee based on the fair market value of the Company's common stock on the date of grant.

PERQUISITES

     The Company does not grant significant perquisites to its employees or officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     For 1998, the salary, bonus, and long-term incentive awards of the CEO were determined by the Committee substantially in conformance with the policies described above for all other executives of the Company. Mr. Langbo will not be receiving a bonus for 1998, or any salary increase for 1999.

     The Committee evaluated the performance of the CEO based on the Company's achievement of its long-term financial and non-financial objectives. In this connection, the Committee also recognized a number of positive initiatives undertaken by the Company in 1998 needed to meet the Company's long-term objectives. In addition, the Committee evaluated the performance of the CEO based upon a variety of short-term factors, including the Company's net sales, net earnings, earnings per share, return on assets, return on equity, economic profit, and the extent to which strategic and business plan goals are met. The Committee does not assign relative weights or rankings to each of such factors but instead makes a subjective determination based upon a consideration of all such factors. The Committee believes that Mr. Langbo's total compensation for 1998 appropriately reflects the Company's performance as measured against these factors.

     The Company believes that option grants under the 1991 Incentive Plan meet the requirements for deductible compensation under Section 162(m) of the Internal Revenue Code. The Committee reserves the flexibility to award compensation outside of any plan qualifying under Section 162(m) should circumstances arise under which payment of such additional compensation would be in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE:

Claudio X. Gonzalez (Chairman)
Carleton S. Fiorina
Gordon Gund
J. Richard Munro
John L. Zabriskie

February 19, 1999

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative, five-year total stockholder return with the Standard and Poor's 500 Stock Index (the "S&P 500 Index") and the Standard and Poor's Food Group Index (the "S&P Food Index"). The graph assumes that $100 was invested on December 31, 1993, in each of the Company's common stock, the S&P 500 Index, and the S&P Food Index, and that all dividends were reinvested.
Graph

                                                         S&P 500                    S&P FOOD                     KELLOGG
                                                         -------                    --------                     -------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   101.00                      112.00                      105.00
'1995'                                                   139.00                      143.00                      143.00
'1996'                                                   171.00                      169.00                      124.00
'1997'                                                   229.00                      242.00                      192.00
'1998'                                                   294.00                      262.00                      135.00

------------------------------------------------------------------------------------------------------------------------------
                              1993                 1994                 1995                 1996                 1997
------------------------------------------------------------------------------------------------------------------------------
 S&P 500                      100                  101                  139                  171                  229
------------------------------------------------------------------------------------------------------------------------------
 S&P FOOD                     100                  112                  143                  169                  242
------------------------------------------------------------------------------------------------------------------------------
 KELLOGG                      100                  105                  143                  124                  192
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------
                               1998
-----------------------------------------
 S&P 500                       294
-----------------------------------------
 S&P FOOD                      262
-----------------------------------------
 KELLOGG                       135
-----------------------------------------

STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

     The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees for membership on the Board of Directors. For the 2000 Annual Meeting of Stockholders, recommendations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016-3599, which will forward them to the Chairman of the Nominating and Corporate Governance Committee. Recommendations must be in writing and must be received by the Company not earlier than December 1, 1999, and not later than January 31, 2000. Recommendations must also include certain other requirements specified in the Company's Bylaws.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Stockholder proposals submitted for presentation at the 2000 Annual Meeting of Stockholders must be received by the Company no later than November 13, 1999. If a stockholder raises a matter at the 2000 Annual Meeting of Stockholders, the Company may exercise discretionary authority (vote the shares in the discretion of the persons named in the Proxy Card) unless the stockholder notifies the Company of the matter before January 27, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP is the independent auditor for the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.

ANNUAL REPORT ON FORM 10-K

     Upon written request, the Company will provide any stockholder, without charge, a copy of the Company's Annual Report on Form 10-K for 1998 filed with the Securities and Exchange Commission, including the financial statements and schedules, but without exhibits. Direct requests to the Consumer Affairs Office, Kellogg Company, P.O. Box CAMB, Battle Creek, Michigan 49016-1986. You may also obtain this document and certain other of the Company's SEC filings through the Internet at www.sec.gov.

OTHER BUSINESS

     The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed Proxy Card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the Proxy.


                      By Order of the Board of Directors,


                                Richard M. Clark
                             Senior Vice President
                         General Counsel and Secretary


March 12, 1999

                                [KELLOGG'S LOGO]



               KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

                        THE BEST TO YOU EACH MORNING(R)

[RECYCLED LOGO]

                                KELLOGG COMPANY
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



The undersigned appoints A.G. Langbo and W.C. Richardson, or each one or more of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Kellogg Company to be held on April 23, 1999 and at any adjournments of the meeting, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company the undersigned would be entitled to vote if personally present upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

 IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.

 IMPORTANT: THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
--------------------------------------------------------------------------------
                           /\   FOLD AND DETACH HERE   /\



          IMPORTANT:  YOUR PROXY CARD IS THE TOP PORTION OF THIS FORM.

CAREFULLY FOLD AND TEAR ALONG PERFORATION. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, IT IS IMPORTANT THAT YOUR SHARE BE REPRESENTED. PLEASE SIGN AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU ATTEND THE ANNUAL MEETING, YOUR ADMISSION TICKET IS ON THE REVERSE SIDE OF THIS FORM.

--------------------------------------------------------------------------------
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

                                                For   Withheld    For All     ( To withhold authority to vote for any individual
                                                //        //      //          nominee(s), strike a line through the nominee's
For the election of four(4) nominees for a                                    name to the left and fill in the For All Except oval.)
three-year term expiring at the 2002 Annual
Meeting of Stockholders, a=namely:  Claudia X.
Gonzalez, Carlos M. Gutierrez, William C.
Richardson, and John L. Zabriskie.

                                                                              SIGNATURE:  Signature(s) should agree with
                                                                              the name(s) shown on this Proxy.  For
                                                                              joint account, both owners should sign.

                                                                              -----------------------------------------

                                                                              -----------------------------------------


                                                                              Date:                             , 1999.
                                                                                    ----------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                /\ FOLD AND DETACH HERE /\



                                                     ADMISSION TICKET

This is your Admission Ticket to the 1999 annual Meeting of Stockholders of Kellogg Company.

Presentation of this ticket on the day of the meeting will grant admission to the stockholder(s) named below.

Attendance will be limited to stockholders only.